 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 First Resources Corp.

 We hereby consent to this inclusion in this Registration Statement on Form S-1/A, Amendment No. 4, of our report dated April 13, 2011, of First Resources Corp. relating to the financial statements as of December 31, 2010 and 2009, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

July 7, 2011